Exhibit (h)

FORM OF UNDERWRITING AGREEMENT

CM FINANCE INC

(a Maryland corporation)

6,666,666 Shares of Common Stock

Par Value $0.001 per Share

UNDERWRITING AGREEMENT

[—], 2014

Raymond James & Associates, Inc.

As Representative of the several Underwriters

named in Schedule A

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

CM Finance Inc, a Maryland corporation (the “Company”), confirms its agreement with the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Raymond James & Associates, Inc. (“Raymond James”) is acting as representative (the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly (the “Offering”), of the respective number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) set forth in Schedule A hereof, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,000,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 6,666,666 shares of Common Stock (the “Firm Shares”) to be purchased by the Underwriters and all or any part of the 1,000,000 shares of Common Stock subject to the option described in Section 3(b) hereof (the “Option Shares”) are collectively referred to as the “Shares.”

The Representative agrees that up to 333,333, or 5%, of the Firm Shares to be purchased by it (the “Directed Shares”) shall be reserved for sale by Raymond James (the “Directed Share Provider”) to certain eligible persons designated by the Company and certain of their affiliates (collectively, the “Participants”) (other than Cyrus Opportunities Master Fund II, Ltd., Crescent 1, L.P., CRS Master Fund, L.P. and Cyrus Select Opportunities Master Fund, Ltd. (collectively, the “Cyrus Funds”) and Cyrus Capital Partners, L.P. (“Cyrus Capital”), a registered investment adviser that serves as the investment adviser to the Cyrus Funds), as part of the distribution of the Firm Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by 9:00 a.m. (New York City, NY time) on the first business day after the date of this Agreement, such Directed Shares may be offered to the public by the Underwriters as part of the public offering contemplated hereby.

Prior to the execution and delivery of this Agreement, CM Finance LLC and the Company completed a series of transactions described under the caption “Prospectus Summary–Formation Transactions” and elsewhere in the Prospectus (as defined hereinafter) as further detailed under the heading “Formation Transactions” in Schedule E hereto (such transactions being hereinafter referred to collectively as the “Formation Transactions”).

The Company has also prepared and will file with the Commission in accordance with Rule 497 under the 1933 Act, a final market-making prospectus (the “Market-Making Prospectus”) to be used in connection with any secondary market sales of the Shares by Keefe, Bruyette & Woods, Inc. or any broker-dealer affiliate (together with any affiliated broker-dealer, “KBW”).

The Company has entered into an investment advisory and management agreement, dated as of [—], 2014 (the “Investment Advisory Agreement”), with CM Investment Partners, LLC, a Delaware limited liability company (“CM Partners” and, when acting in the capacity as the Company’s investment adviser pursuant to the Investment Advisory Agreement, the “Adviser”), which has registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has also entered into an administration agreement, dated as of [—], 2014 (the “Administration Agreement”), with CM Partners (when acting in the capacity as the Company’s administrator pursuant to the Administration Agreement, the “Administrator”). In order to fulfill certain of its responsibilities under the Investment Advisory Agreement and the Administration Agreement, CM Partners has entered into a Services Agreement, dated as of [—], 2014 (the “Services Agreement”), with Cyrus Capital.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), and in compliance with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “1940 Act”), the Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-192370) to register the offer and sale of the Shares in connection with the Offering.

Pursuant to the 1940 Act, the Company has filed with the Commission a Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act filed on Form N-54A ( a “BDC Election”) (File No. 814-01054), pursuant to which the Company elected to be treated as a business development company (“BDC”) under the 1940 Act. The Company also intends to elect to be treated as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) commencing with its taxable year ending June 30, 2014.

The registration statement on Form N-2, as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, omitted from the registration statement pursuant to Rule 430A (the “Rule 430A Information”), any registration statement, increasing the number of shares of Common Stock to be registered by the Company, filed pursuant to Rule 462(b) under the 1933 Act, and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.” The preliminary prospectus subject to completion dated [—], 2014 that omitted the Rule 430A Information, if any, and was distributed prior to the execution and delivery of this Agreement is herein called the “Preliminary Prospectus.”

The Company has prepared and will file with the Commission in accordance with Rule 497 under the 1933 Act, a final prospectus (the “Final Prospectus”) in connection with the offer and sale of the Shares. The Preliminary Prospectus and Final Prospectus are hereinafter referred to collectively as the “Prospectus.”

The Preliminary Prospectus as of the Applicable Time (defined below), together with the information set forth on Schedule B hereto, all considered together, is hereinafter referred to as the “Disclosure Package.”

As used in this Agreement, “business day” shall mean a day on which the Nasdaq Global Select Market (the “Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

1.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof, the Applicable Time (defined below), the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a) Compliance with Registration Requirements.

(i) The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement, excluding exhibits thereto, has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or suspending the use of the Preliminary Prospectus or the Final Prospectus has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with.

(ii) At the respective times the Registration Statement, and any post-effective amendment thereto, became effective and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, and all amendments and supplements thereto, complied and will comply in all material respects with the requirements of the 1933 Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Preliminary Prospectus, the Final Prospectus nor any amendment or supplement thereto, at the time the Preliminary Prospectus or such amendment or supplement thereto or the Final Prospectus or any such amendment or supplement thereto was issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 7(f) below.

(iii) The Disclosure Package as of the Applicable Time does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter or its representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 7(f) below. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means [—] [a]/[p].m. (Eastern time) on [—], 2014; provided that, if, subsequent to the date of this Agreement, the Company and the Representative has determined that the Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in light of the circumstances under which they were made, not misleading, and have agreed, in connection with the public offering of the Shares, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Applicable Time” will refer to the information available to purchasers at the time of entry into the first such new contract.

(iv) The Preliminary Prospectus as of its date complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering. The Final Prospectus when first filed under Rule 497 and as of its date complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering.

(v) The Company’s registration statement on Form 8-A, File No. [—] under the Securities Exchange Act of 1934 Act (the “1934 Act”), registering the Common Stock pursuant to Section 12(b) of the 1934 Act, is effective and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(b) Sales by Prospectus. Prior to the execution of this Agreement, the Company (i) has not, directly or indirectly, engaged in any Testing-the-Waters Communication (as defined below) or distributed any Written Testing-the-Waters Communications (as defined below) and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not, directly or indirectly, prepared, used or referred to any free writing prospectus as defined in Rule 405 under the 1933 Act; the Preliminary Prospectus is a prospectus that satisfies the requirements of Section 10 of the 1933 Act, including a price range where required by rule. Written Testing-the-Waters Communication means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act. Testing-the-Waters Communication means any oral or written communication with potential investors in the offering contemplated by this Agreement undertaken in reliance on Section 5(d) of the 1933 Act.

(c) Independent Accountant. Ernst & Young LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and the 1934 Act and by the rules of the Public Company Accounting Oversight Board.

(d) EGC Status. From the time of the initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(e) Confidential Submissions. The Company filed publicly on the Commission’s EDGAR database at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the 1933 Act), any confidentially submitted registration statements relating to the offer and sale of the Shares.

(f) Expense Summary. The information set forth in the Disclosure Package and the Final Prospectus in the Fees and Expenses Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are believed to be reasonably based.

(g) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Final Prospectus and the Disclosure Package, together with the related notes and schedules, including the schedules of investments of the Company, present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements, together with the related notes and schedules, have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Other than the financial statements included in the Registration Statement, no other financial statements or supporting schedules are required to be included in the Registration Statement. All adjustments to historical financial information to arrive at pro forma financial information are reasonably based. All disclosures contained in the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(h) Authorized Capital Stock. The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus and the Disclosure Package as of the date thereof under the caption “Capitalization.” The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Final Prospectus and the Disclosure Package. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). The outstanding shares of Common Stock are, and the Shares will be, free of any restriction upon the voting or transfer thereof pursuant to the Maryland General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. None of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. The Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq.

(i) Internal Controls Over Financial Reporting. The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been (1) no “material weakness” or “significant deficiency” (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the 1934 Act) and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting.

(j) Disclosure Controls. The Company maintains effective disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) that comply with the requirements of the 1934 Act.

(k) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations of the Company, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(l) Good Standing of the Company. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the state of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement and the Material Agreements (as defined below). The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Subsidiaries of the Company. The Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) CM Finance SPV Ltd. and Atlas Bear Fund, Ltd., each a consolidated wholly owned bankruptcy remote special-purpose vehicle organized in the Cayman Islands (collectively, the “SPVs”), and (ii) investments in those corporations or other entities described in the Disclosure Package and the Final Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”) and elsewhere in the Prospectus (the “Initial Portfolio Assets”). Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act), any of the Portfolio Companies. In accordance with Article 6 of Regulation S-X under the 1933 Act, the Company is not required to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements, except for the financial statements related to the SPVs.

(n) Initial Portfolio Assets. Except as disclosed in the Final Prospectus and the Disclosure Package including the lien of the $76.5 million term securitized financing facility (the “Term Financing”), which expires on May 22, 2016, and the $50.0 million revolving financing, which expires on December 4, 2015 with UBS AG London Branch (collectively, the “Financing Facility”), entered into by the SPVs and the Company, the Company has good and marketable title to, the Initial Portfolio Assets, free and clear of all mortgages, pledges, liens, security interests, charges, claims or encumbrances of any kind (collectively, the “Liens”). All of the applicable investment agreements and documents that constitute the Initial Portfolio Assets (the “Investment Documents”) are in full force and effect, and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the right of the Company under the Investment Documents, or affecting or questioning the rights of the Company under any of the Investment Documents. Except as described in Disclosure Package and the Final Prospectus, each Portfolio Company described in the Disclosure Package and the Final Prospectus under “Portfolio Companies” is current in all material respects with all of its obligations under the applicable Investment Documents and no event of default (or a default that with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents.

(o) Real and Personal Property. The Company does not own or lease any real property and has good and marketable title to all personal property owned by it, free and clear of all Liens, except such as are described in the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; the Company owns, leases or has access to all properties and other assets that are necessary to the conduct its business as presently conducted and as described in the Disclosure Package and the Final Prospectus.

(p) Officers and Directors. Except as disclosed in the Disclosure Package and the Final Prospectus, no person is serving or acting as an investment adviser, officer or director of the Company except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, no director of the Company is (i) an “interested person” (as defined in the 1940 Act) of the Company or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this section, the Company shall be entitled to reasonably rely on representations from such officers and directors.

(q) Business Development Company Election. The Company has filed the BDC Election and, accordingly, has duly elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act. At the time the Company’s BDC Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respect with the requirements of, the 1940 Act and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the BDC Election remains in full force and effect; and no order of suspension or revocation of the BDC Election under the 1940 Act has been issued and, to the Company’s knowledge, no proceedings therefor have been initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs.

(r) Authorization of the Shares. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(s) Material Agreements. This Agreement has been duly authorized, executed and delivered by the Company. Each of the agreements and other documents listed under the heading “Formation Transactions” on Schedule E hereto (all such agreements being herein referred to collectively as the “Material Agreements”) has been duly authorized, executed and delivered by the Company and constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally. The Investment Advisory Agreement has been approved by the Company’s board of directors and stockholders in accordance with Section 15 of the 1940 Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the 1940 Act.

(t) Approval; Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement, the Material Agreements, and consummation of the transactions contemplated hereby and thereby and by the Final Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate or other required action and, to the extent required, have been effected in accordance with Section 23(b) of the 1940 Act (which is made applicable to BDCs pursuant to Section 63 of the 1940 Act), as applicable; (ii) do not and will not, whether with or without the giving of notice or passage of time, or both, result in any violation of (A) its or the SPVs’ organizational documents, including its charter or bylaws or (B) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the SPVs or any of their respective assets, properties or operations, as applicable, except with respect to clause (B) above, for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) do not and will not conflict with or constitute a breach of, or default under, any of the Material Agreements or result in the creation or imposition of any Liens upon any property or assets of the Company or the SPVs pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults or Liens as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, license, qualification or decrees of, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the Material Agreements, or consummation of the transactions contemplated hereby and thereby and by the Final Prospectus and the Disclosure Package, except (x) such as have already been obtained or made under the 1933 Act, the 1934 Act and the 1940 Act, and (y) such consents, approvals, authorizations, registrations, or qualifications as may be required under state securities law or Blue Sky laws, or as may be required by FINRA or Nasdaq.

(u) No Preemptive Rights. Except as disclosed in the Disclosure Package or the Final Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock, including the Shares or shares of any other capital stock of or other equity interests in the Company, (iii) except for the Underwriters pursuant hereto, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(v) Formation Transactions. The Formation Transactions have been consummated prior to execution of this Agreement on the terms and in the manner contemplated by this Agreement, including under the heading “Formation Transactions” in Schedule E hereto, the Registration Statement, the Final Prospectus and the Disclosure Package.

(w) No Default. Neither the Company nor either of the SPVs is (i) in violation of its respective organizational documents, including its charter or bylaws, (ii) in default in the performance of any obligation, agreement or condition contained in any of the Material Agreements, to which it is a party, or any other indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Investment Documents, to which it is a party or bound or to which any of its properties or assets are subject, (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, (iv) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or (v) in violation of any decree, judgment or order, except with respect to clauses (ii) through (v) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Absence of Labor Dispute. As of the date hereof, the Company does not have, and as of the Closing Time the Company will not have, any employees. To the knowledge of the Company, no labor dispute with the employees of the Adviser exists or, to the knowledge of the Company, is imminent.

(y) Intellectual Property Rights. The Company owns, has been licensed or otherwise possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. The Company has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology used by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(z) All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(aa) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, that is required to be disclosed in the Registration Statement, the Final Prospectus or the Disclosure Package (other than as disclosed therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the Material Agreements, or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject that are not described in the Registration Statement, the Final Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect.

(bb) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Final Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act that have not been so described and filed as required.

(cc) Regulated Investment Company. The Company intends to elect to be treated, and intends to continue to operate, its business so as to qualify as a RIC under Subchapter M of the Code, commencing with its taxable year ending on June 30, 2014. The Company intends to direct the investment of the net proceeds of the offering of the Shares and to continue to conduct its activities in such a manner as to comply with the requirements for qualification as a RIC under Subchapter M of the Code, and the Company has no knowledge of any reason that it may not satisfy the requirement for qualification as a RIC under Subchapter M of the Code, commencing with its taxable year ending on June 30, 2014.

(dd) Insurance. The Company maintains insurance covering its properties, operations, personnel and business as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Time. The Company’s directors and officers/errors and omissions insurance policy and the Company’s fidelity bond required by Rule 17g-1 under the 1940 Act at the Closing Time will be in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, the Disclosure Package or the Final Prospectus accurately reflect the materials upon which it is based or from which it was derived.

(ff) Investments. Except for those provided in the 1940 Act and the Code, there are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Disclosure Package and the Final Prospectus.

(gg) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the financial statements included to in the Final Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could reasonably be expected to result in a Material Adverse Effect.

(hh) Sales Material. All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company or the Adviser, for use in connection with the offering and sale of the Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to Morrison & Foerster LLP, counsel for the Underwriters, for filing. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus.

(ii) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company, in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 5110 in connection with this offering is true, complete and correct in all material respects.

(jj) No Price Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(kk) Material Relationship with the Underwriters. Except as may be disclosed in the Disclosure Package and the Final Prospectus, which include certain of the Formation Transactions (as further described under the heading “Formation Transactions” in Schedule E hereto), the Company does not have any material lending or other relationship with a bank, lending institution or other entity affiliated with any of the Underwriters.

(ll) No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Final Prospectus and the Disclosure Package.

(mm) No Outstanding Loans or Other Indebtedness. Except as may be disclosed in the Final Prospectus and the Disclosure Package, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

(nn) Compliance with Laws. The Company is conducting its business in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders, including the applicable requirements of the 1940 Act.

(oo) Compliance with the Sarbanes-Oxley Act of 2002. The Company and its respective officers and directors (in such capacity) are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the Commission’s published rules promulgated thereunder that are applicable to the Company as of the date hereof.

(pp) No Violation of Foreign Corrupt Practices Act of 1977. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, affiliate or other person acting behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). The Company and, to the knowledge of the Company, its other affiliates (other than the Underwriters) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq) No Sanctions by the Office of Foreign Assets Control. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate (other than the Underwriters) or person acting on behalf of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of the Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by the OFAC.

(rr) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss) Related Party Transactions. There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Disclosure Package and the Final Prospectus that have not been described as required. To the Company’s knowledge, the irrevocable proxy (an executed copy of which has been provided to the Underwriters) granted by each of the Cyrus Funds to the Company is in full force and effect.

(tt) Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, to each Underwriter as to the matters covered thereby.

(uu) No Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, any Firm Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.	REPRESENTATIONS AND WARRANTIES BY CM PARTNERS.

CM Partners represents and warrants to and agrees with each of the Underwriters that as of the date hereof, the Applicable Time, the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a) No Material Adverse Change. With respect to the CM Partners, except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, there has been no material adverse change, in the condition, financial or otherwise, or in the business, prospects or operations of the Adviser, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires is called an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect”), or any development that could reasonably be expected to result in an Adviser Material Adverse Change and (ii) CM Partners has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business.

(b) Good Standing. CM Partners is a limited liability company that is duly formed and validly existing as a limited liability company under the laws of the state of Delaware and is duly qualified as a foreign limited liability company to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have an Adviser Material Adverse Effect.

(c) Absence of Default. CM Partners is not in violation of or default under: (i) its certificate of formation, the Limited Liability Company Agreement of CM Partners, dated December 17, 2013, or other organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or bound or to which its properties are subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have an Adviser Material Adverse Effect.

(d) Description of Business. The description of CM Partners and its business, and the statements attributable to the CM Partners, in the Disclosure Package and the Final Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Authorization of Agreements. This Agreement and any other Material Agreements, to the extent it is a party thereto, have been duly authorized by all necessary limited liability company actions, executed and delivered by the CM Partners. The Material Agreements, to the extent it is a party thereto, constitute valid, binding and enforceable agreements of CM Partners, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally.

(f) Authorization of Services Agreement. The Services Agreement (as described in the Registration Statement and an executed copy of which has been provided to the Underwriters), to the knowledge of CM Partners, has been duly authorized, executed and delivered by Cyrus Capital and constitutes a valid, binding and enforceable agreement of CM Partners, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally.

(g) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. CM Partners’ execution, delivery and performance of this Agreement, the Services Agreement and any other Material Agreements to the extent it is a party thereto, and consummation of the transactions contemplated hereby and thereby and by the Final Prospectus and the Disclosure Package (i) will not result in any violation of the provisions of the organizational documents of CM Partners, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of CM Partners pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in an Adviser Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to CM Partners. No consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the CM Partners’ execution, delivery and performance of this Agreement, or any other Material Agreements, to the extent a party thereto, or consummation of the transactions contemplated hereby and thereby by CM Partners, except such as have already been obtained or made under the 1933 Act, the 1940 Act and the Advisers Act.

(h) Absence of Labor Dispute. To the knowledge of CM Partners, no labor dispute with its employees exists or, to the knowledge of CM Partners, is imminent.

(i) Intellectual Property Rights. CM Partners owns, has been licensed or otherwise possesses sufficient Intellectual Property Rights reasonably necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in an Adviser Material Adverse Effect. CM Partners has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in an Adviser Material Adverse Effect. To the knowledge of CM Partners, none of the technology used by CM Partners has been obtained or is being used by CM Partners in violation of any contractual obligation binding on CM Partners, or any of its respective officers, directors or employees or otherwise in violation of the rights of any persons.

(j) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of CM Partners, threatened, against CM Partners, that is required to be disclosed in the Registration Statement, the Final Prospectus or the Disclosure Package (other than as disclosed therein), or that might reasonably be expected to result in an Adviser Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, or any other Material Agreement, to the extent a party thereto, or the performance by CM Partners of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings either to which CM Partners is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Final Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have an Adviser Material Adverse Effect.

(k) Title to Property. CM Partners owns or leases or has access to all properties as are necessary to conduct its business and operations as presently conducted and as described in the Disclosure Package and the Final Prospectus.

(l) Possession of Licenses and Permits. CM Partners possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Adviser Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; CM Partners is in compliance with the terms and conditions of all such Adviser Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Adviser Material Adverse Effect; all of the Adviser Governmental Licenses are valid and in full force and effect, except when the invalidity of such Adviser Governmental Licenses or the failure of such Adviser Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Adviser Material Adverse Effect; and CM

Partners has not received any notice of proceedings relating to the revocation or modification of any such Adviser Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Adviser Material Adverse Effect.

(m) Advisers Act. CM Partners is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement or the Administration Agreement for the Company as contemplated by the Final Prospectus and the Disclosure Package.

(n) Registered Management Investment Company Status. CM Partners is not, and after giving effect to the offering and sale of the Shares, will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined by the 1940 Act.

(o) Tax Law Compliance. CM Partners has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. CM Partners has made adequate charges, accruals and reserves in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of CM Partners has not been finally determined. CM Partners is not aware of any tax deficiency that has been or might be asserted or threatened against CM Partners that could reasonably be expected to result in an Adviser Material Adverse Effect.

(p) Insurance. CM Partners maintains insurance covering its properties, operations, personnel and business as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect CM Partners and its business.

(q) No Price Stabilization or Manipulation. Neither CM Partners nor any affiliate of CM Partners has taken, nor will CM Partners or any affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(r) Material Relationship with the Underwriters. Except as may be disclosed in the Disclosure Package and the Final Prospectus, which include certain of the Formation Transactions (as further described under the heading “Formation Transactions” in Schedule E hereto), CM Partners has no material lending or other relationship with a bank, lending institution or other entity affiliated with any of the Underwriters.

(s) Financial Resources. CM Partners has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Disclosure Package, the Final Prospectus, this Agreement, and any other Material Agreement, to the extent it is a party thereto, and CM Partners, directly or through the Services Agreement, owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(t) Employment Status. CM Partners has no knowledge that (i) any executive, key employee or significant group of employees of CM Partners, including any employees provided pursuant to Section 5.6(C) of its Limited Liability Company Agreement or the Services Agreement, plans to terminate employment with the CM Partners, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or CM Partners, except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(u) Certificates. Any certificate signed by any officer of CM Partners and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by CM Partners, to each Underwriter as to the matters covered thereby.

3.	SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

(a) Firm Shares. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $14.55 per share (representing a public offering price of $15.00 per share, less an underwriting discount of $0.45 per share (the “sales load”)) the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. The Adviser agrees to pay to the Underwriters a portion of the sales load in the amount of $0.45 per share (the “Advisor Sales Load Payment”) with respect to the Firm Shares.

(b) Option Shares. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,000,000 shares of Common Stock in the aggregate, at the price per share set forth in Section 3(a) above. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days and no earlier than three full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representative in their discretion shall make to eliminate any sales or purchases of a fractional number of Option Shares plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. In addition, the Adviser agrees to pay to the Underwriters the Advisor Sales Load Payment with respect to the Option Shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates, if any, for the Firm Shares shall be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, N.Y. 10104, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representative, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. The Representative may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Shares and the Option Shares, if the Company determines to issue any such certificates, will be made available for examination and packaging by the Representative in New York City, N.Y. no later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Firm Shares and the Option Shares to be purchased hereunder shall be delivered at the Closing Time or the relevant Date of Delivery, as the case may be, through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefore in immediately available funds to the order of the Company.

4.	COVENANTS.

The Company and the Adviser, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430A, and will notify the Representative as soon as practicable, and, in the case of clauses (ii)-(iv) of this Section 4(a), confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Final Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Final Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings required by Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Disclosure Package or to the Final Prospectus, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. Upon request, the Company will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered or will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus and the Final Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1940 Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

(g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Representative, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States (or outside of the United States) as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus and the Disclosure Package under “Use of Proceeds.”

(j) Listing. The Company will use its best efforts to cause the Shares to be duly authorized for listing, subject to notice of issuance on the Nasdaq prior to the Closing Time.

(k) Restriction on Sale of Shares. During a period of 180 days from the date of the Final Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The restrictions in this Section shall not apply to (A) the Shares to be sold hereunder, or (B) shares of Common Stock issued pursuant to the Company’s dividend reinvestment plan.

(l) Lock-Up Agreements. The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth in Schedule D hereto from each of the Company’s executive officers, directors and stockholders, and the Company has provided written instructions to the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representative.

(m) Waiver of Lock-Up. The Company agrees to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release, the form of which is attached as Schedule D-2 hereto, that is satisfactory to the Representative, promptly, but not later than the close of the second business day following the Company’s receipt of any notification from the Representative in which the Underwriters indicate such intention; provided, however, that nothing shall prevent the Representative, on behalf of the Underwriters and upon prior notice to the Company, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement.

(n) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1934 Act and the 1940 Act within the respective time periods required by the 1933 Act, the 1934 Act and the 1940 Act.

(o) Subchapter M. The Company will use its best efforts to qualify for and elect to be taxed as a regulated investment company beginning with its taxable year ending June 30, 2014 and will use its best efforts to maintain such qualification and election as a regulated investment company under Subchapter M of the Code.

(p) No Manipulation of Market for Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of federal or state securities laws.

(q) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(r) EGC Status. The Company agrees to promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the 1933 Act and (b) completion of the Lock-Up Period.

(s) Obligations with Respect to the Market-Making Prospectus. Until such time as the Company and KBW reasonably determine that, KBW is no longer required to confirm secondary market sales of Common Stock of the Company using the Market-Making Prospectus, in addition to any other obligations set forth in this Agreement, the Company, the Adviser and KBW agree as follows:

(i) The representations and warranties of the Company and the Adviser set forth in Sections 1 and 2 hereof in respect of the Final Prospectus apply mutatis mutandis to the Market-Making Prospectus;

(ii) If any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to amend the Registration Statement or amend or supplement the Market-Making Prospectus in order that the Market-Making Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Market-Making Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Market-Making Prospectus comply with such requirements, including promptly preparing and filing with the Commission, as applicable, (A) supplements under Rule 497 to update the Market-Making Prospectus for new quarterly and other financial information or other relevant developments and (B) post-effective amendments to the Registration Statement, and to use their reasonable best efforts to cause any such post-effective amendment to be declared effective by the Commission.

(iii) If there occurs an event or development as a result of which the Market-Making Prospectus would no longer comply with the requirements of the 1933 Act or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, including that the Company has filed a post-effective amendment to the Registration Statement that has not yet been declared effective by the Commission, the Company will promptly notify KBW so that it must cease market-making activities until the Market-Making Prospectus is amended or supplemented as required or the post-effective amendment has been declared effective; and the Company shall also notify KBW in writing (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Market-Making Prospectus shall have been filed, (B) of the receipt of any comments from the Commission in respect thereof, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Market-Making Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Market-Making Prospectus, or of the suspension of the qualification of the Shares for secondary market sales in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iv) The Company will furnish KBW as many copies of the Market-Making Prospectus and any supplement or amendment thereto as KBW shall request. The Market-Making Prospectus and any amendments or supplements thereto furnished to KBW will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) KBW shall promptly notify the Company in writing if it determines to discontinue making a market in the Shares or if it determines, based on the advice of counsel, which may be internal counsel, that it no longer is required to use the Market-Making Prospectus, as then amended or supplemented, to confirm secondary market sales of the Common Stock.

(vi) KBW shall pay the reasonable fees and expenses of external counsel to the Company, the costs of printing and delivering to KBW the Market-Making Prospectus and any supplements or amendment thereto, reasonable fees and expenses of the auditors of the Company and the other out-of-pocket expenses of the Company in connection with the preparation of any supplements to the Market-Making Prospectus or related post-effective amendments to the Registration Statement.

The Underwriters covenant to the Company as follows:

(a) FINRA No Objection Letter. The Underwriters agree to use their best efforts to obtain a no objection letter from FINRA regarding the fairness and reasonableness of the underwriting terms and arrangements.

5.	PAYMENT OF EXPENSES.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares, if any, to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisers, (v) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Final Prospectus, any sales material and any amendments or supplements to any of the foregoing, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky Memorandum and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Common Stock, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the qualification of the Shares for offering and sale under any applicable securities laws of such states and other jurisdictions (domestic or foreign) as necessary, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, and for the listing of the Shares on the Nasdaq, (xi) the fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock, (xii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged or approved by the Company in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, and (xiii) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares that are designated by the Company for sale to Participants. For avoidance of doubt, the Company shall not be obligated to pay any costs or expenses incurred by the Underwriters related to travel or lodging expenses of the Underwriters or the expenses to be paid by KBW pursuant to Section 4(s)(vi) hereof.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

6.	CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser, contained in Section 1 and Section 2 hereof and in certificates of any officer of the Company and the Adviser delivered pursuant to the provisions hereof, to the performance by the Company and the Adviser of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and at the Closing Time no stop order or other temporary or permanent order or decree (whether under the 1933 Act or otherwise) suspending the effectiveness of the Registration Statement or the use of the Prospectus shall have been issued or otherwise be in effect, and no proceedings with respect to either shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinions of Counsel for the Company. At the Closing Time, the Representative shall have received the opinion and negative assurance letter, dated as of the Closing Time, from Sutherland Asbill & Brennan LLP, counsel for the Company and the Adviser as to matters set forth in Schedule C-1 and Schedule C-2 hereto.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, from Morrison & Foerster LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(d) Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, and the Representative shall have received a certificate of the chief executive officer and the chief financial officer of the Company dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, pursuant to Section 8(d) of the 1933 Act, has been issued and no proceedings for any such purpose have been instituted or, to the knowledge of the Company, are pending or are contemplated by the Commission.

(e) Officer’s Certificate of the Adviser. At the Closing Time, the Representative shall have received a certificate of the managing member of the Adviser dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (ii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f) of this Agreement, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(h) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Lock-Up Agreements. The Company shall have procured for the benefit of the Underwriters, Lock-up Agreements in the form of Schedule D attached hereto, from each of the Company’s executive officers, directors and stockholders listed on Schedule D-1 hereto.

(j) Approval of Listing. At the Closing Time, the Shares shall have been approved for listing on the Nasdaq, subject only to official notice of issuance and the Company will be in compliance in all material respects with the Nasdaq listing requirements.

(k) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(l) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificates of the Company. Certificates, dated such Date of Delivery, of a chief executive officer and the chief financial officer of the Company confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii) Officer’s Certificate of the Adviser. Certificate, dated such Date of Delivery, of the managing member of the Adviser confirming that the information contained in the certificate delivered by the Adviser at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(iii) Opinions of Counsel for the Company. The opinion and negative assurance letter of Sutherland Asbill & Brennan LLP, acting as counsel for the Company and the Adviser dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(b) hereof.

(iv) Opinion of Counsel for the Underwriters. The opinion and negative assurance letter of Morrison & Foerster LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(c) hereof.

(v) Bring-down Comfort Letter. A letter from Ernst & Young LLP in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(g) hereof, except that the specified date referred to shall be a date not more than three (3) business days prior to the Date of Delivery.

(m) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 2, 7, 8, 9 and 13 shall survive any such termination and remain in full force and effect.

7.	INDEMNIFICATION.

(a) Indemnification of Underwriters. The Company and the Adviser, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and employees, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against:

(i) any and all loss, damage, expense, liability or claim whatsoever (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the 1940 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, the Final Prospectus, the Market-Making Prospectus or in any sales material (or any amendment or supplement to any of the foregoing, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) any and all loss, damage, expense, liability or claim whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission referred to in clause (i), or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company;

(iii) without limitation of and in addition to its obligations under the other paragraphs of this Section 7(a), any and all loss, damage, expense, liability or claim whatsoever, as incurred, of Raymond James & Associates, Inc., insofar as such loss, damage, expense, liability or claim arises out of, or is based upon, Raymond James & Associates, Inc., acting in a capacity substantially similar to that of a “qualified independent underwriter” in connection with the offering contemplated by this Agreement if this offering had been subject to FINRA Rule 5121; and

(iv) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any actual or threatened litigation (including the fees and disbursements of counsel chosen by the Representative), or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i), (ii) and (iii) above.

Notwithstanding the foregoing, the indemnification provisions set forth in this Section 7(a) shall not apply to any loss, damage, expense, liability or claim to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative or their counsel expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Disclosure Package, the Final Prospectus, any Written Testing-the-Waters Communication, or in any sales material (or any amendment or supplement to any of the foregoing), it being understood and agreed upon that the only such written information furnished by any Underwriter to the Company consists of the information set forth in Section 7(f) below. Moreover, that the Company will not be liable to any Underwriter under the indemnity provisions of this Section 7(a) to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Preliminary Prospectus, any amendment or supplement thereto, (ii) the Company has informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission in writing at least 24 hours prior to the Applicable Time, (iii) the Company has filed an amended Registration Statement with the Commission correcting such untrue statement or alleged untrue statement or omission or alleged omission prior to the Applicable Time, (iv) the Company has provided to the Underwriters an amended Preliminary Prospectus correcting such untrue statement or alleged untrue statement or omission or alleged omission at least 24 hours prior to the Applicable Time and requested in writing that the Underwriters deliver such amended Preliminary Prospectus to the persons to whom the Underwriters are selling the Shares, and (v) the Company proves that such loss, claim, damage or liability results from the fact that such Underwriter has sold Shares to a person to whom such Underwriter has failed to deliver such amended Preliminary Prospectus.

The Company also agrees to indemnify and hold harmless the Directed Share Provider, its officers and employees, and each person, if any, who controls the Directed Share Provider within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Directed Share Provider or such controlling person may become subject, which is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Adviser and their respective directors, officers, and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, damage, expense, liability or claim described in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Disclosure Package, the Final Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative or its counsel expressly for use in the Registration Statement, the Disclosure Package, the Final Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), it being understood and agreed upon that the only such written information furnished by any Underwriter to the Company consists of the information set forth in Section 7(f) below.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsection (a) of this Section 7, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to subsection (b) of this Section 7, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection (a)(ii) of this Section 7 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(e) Limitations on Indemnification. Any indemnification by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

(f) Information Provided By Underwriters. The Company, the Adviser and the Underwriters acknowledge and agree that (i) the concession and reallowance figures appearing in the “Underwriting” section under the caption “Commissions and Discounts” in the Prospectus; (ii) the information appearing in the “Underwriting” section under the caption “Price Stabilization; Short Positions” in the Prospectus; (iii) the list of Underwriters and their respective participation in the sale of the Shares, which is set forth in the table under the caption

“Underwriters” in the Final Prospectus; (iv) with respect to Raymond James & Associates, Inc., the statements that Raymond James & Associates, Inc. is acting in a capacity substantially similar to that of an independent underwriter; and (v) with respect to KBW, the information set forth in the second paragraph under “Underwriting – Direct Participation Program and Discretionary Accounts,” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

8.	CONTRIBUTION.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters (whether from the Company or otherwise), in each case as set forth on the cover of the Final Prospectus bear to the aggregate public offering price of the Shares as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

Any contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

9.	REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Adviser, and shall survive delivery of the Shares to the Underwriters.

10.	TERMINATION OF AGREEMENT.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company or the Adviser , at any time at or prior to the Closing Time (and, if any Option Shares are to be purchased, the Representative may terminate the obligations of the several Underwriters to purchase such Option Shares, by notice to the Company or the Adviser , at any time on or prior to the applicable Date of Delivery) (i) if there has been, since the time of execution of this Agreement or since the date of the Final Prospectus, any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the date of the Final Prospectus, any Adviser Material Adverse Change, or any development that could reasonably be expected to result in an Adviser Material Adverse Change, whether or not arising from transactions in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iv) if trading of the shares of Common Stock of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the NYSE, or the Nasdaq, has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Nasdaq, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York state authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5(b) hereof, and provided further that Sections 1, 2, 3, 7, 8, 9, 12, 13 and 14 shall survive such termination and remain in full force and effect.

11.	DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

(a) If one or more of the Underwriters shall fail at the Closing Time or any Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Adviser.

(b) No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

(c) In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Underwriters or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12.	NOTICES.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:	with a copy to:

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Facsimile: (727) 567-8247 Attention: ECM General Counsel	Morrison & Foerster LLP 1290 Avenue of the Americas New York, NY 10016 Facsimile: (212) 468-7900 Attention: Anna T. Pinedo, Esq.

If to the Company:	with a copy to:

CM Finance Inc 399 Park Avenue, 39th Floor New York, NY 10022 Facsimile: (212) 257-5199 Attention: Michael C. Mauer Chief Executive Officer	Sutherland Asbill & Brennan LLP 700 Sixth Street, NW, Suite 700 Washington, D.C. 20001 Facsimile: (202) 637-3593 Attention: Steven B. Boehm, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

13.	PARTIES.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Adviser and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.	NO FIDUCIARY OBLIGATION.

The Company acknowledges and agrees that each of the Underwriters has acted, and is acting, solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters have not advised, and are not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matter in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm’s-length negotiations between the Underwriters and the Company, and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by any Underwriter. The Company acknowledges and agrees that the Underwriters are collectively acting as an independent contractor, and any duty of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares.

15.	RESEARCH ANALYST INDEPENDENCE.

The Company and the Adviser acknowledge that (i) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (ii) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the Offering that differ from the views of their respective investment banking divisions. The Company and the Adviser hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and/or the Adviser by any Underwriter’s investment banking division. The Company and the Adviser acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

16.	GOVERNING LAW AND TIME.

THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPALS WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

17.	EFFECT OF HEADINGS.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Adviser and the Underwriters and in accordance with its terms.

Very truly yours,

CM FINANCE INC

By:
Name: Michael C. Mauer Title: Chief Executive Officer

CM INVESTMENT PARTNERS, LLC

By: MMCMIP LLC, Managing Member

By:
Name: Michael C. Mauer Title: Sole Member

CONFIRMED AND ACCEPTED, as of the date first above written:
RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:

For itself and as Representative of the Underwriters named in Schedule A hereto.

CONFIRMED AND ACCEPTED IN CONNECTION WITH MATTERS RELATED TO THE MARKET-MAKING PROSPECTUS,

as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

[Signature Page- Underwriting Agreement]

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